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                          INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Southern Farm Bureau Life Insurance Company:

We consent to the use of our report included herein and to the reference to our firm under the headings "Financial Statements" and "Experts" in the prospectus.

Our report refers to a change in the basis of accounting, as a consequence of adopting the National Association of Insurance Commissioners' statutory accounting practices, as of January 1, 2001.


/s/ KPMG LLP


Jackson, Mississippi
April 30, 2002